UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2016, the Board of Directors (the “Board”) of Stericycle, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), adopted the Stericycle, Inc. Executive Severance and Change in Control Plan (the “Plan”), effective September 1, 2016. The Plan applies to the Company’s Chief Executive Officer, the Company’s Executive Vice-Presidents, and the Senior Vice-Presidents of the Company who are designated by the Compensation Committee, in its sole discretion, to participate therein (each a “Participant”).

A Participant is entitled to benefits under the Plan in the event of a termination of the Participant’s employment by the Company other than for “Cause” or “Disability” (each as defined in the Plan). A Participant is also entitled to benefits under the Plan if the Participant terminates his or her employment for “Good Reason” (as defined in the Plan) within two years following a change in control event.

In the event of a qualifying termination, the Participant will receive the following benefits, subject to his or her execution and non-revocation of a full waiver and release of claims against the Company, which will also contain non-competition, non-solicitation, confidentiality and other restrictive covenants that the Company may deem necessary to protect its interests following the Participant’s termination of employment:

•	The Participant’s pro-rata annual incentive reduced by the amount of any annual incentive already paid to the Participant.

•	An amount equal to the sum of the Participant’s base salary and his or her target annual incentive, each determined as of the termination date, multiplied by the applicable multiple, as follows:

•	For the Chief Executive Officer, the severance multiple is generally 2. If the Chief Executive Officer has an involuntary termination (including the Chief Executive Officer’s termination of his or her employment for Good Reason) within two years following a change in control event, the severance multiple is 3.

•	For Participants other than the Chief Executive Officer, the severance multiple is generally 1. If the Participant has an involuntary termination (including the Participant’s termination of his or her employment for Good Reason) within two years following a change in control event, the severance multiple is 2.

•	Non-qualified deferred compensation benefits, equity awards and employee welfare benefits pursuant to the terms of the Company’s respective plans and policies.

•	Up to a period of twenty-four months, the Company will either pay the provider directly or reimburse the Participant for the cost of COBRA premiums of the Participant’s medical, vision, prescription and/or dental coverage in effect as of the date of termination to the extent such premiums exceed the premiums paid for similar provided coverage by active employees.

•	The Company will reimburse Participant for outplacement benefits up to an amount equal to $25,000.

The above summary is qualified by reference to the text of the Plan that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Stericycle, Inc. Executive Severance and Change in Control Plan, effective September 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2016

STERICYCLE, INC.

By:	/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stericycle, Inc. Executive Severance and Change in Control Plan, effective September 1, 2016